Exhibit 10.10

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”), dated August 5, 2019, among TV AZTECA, S.A.B. DE C.V. (the “Purchaser”) and Black Ridge Acquisition Corp. (the “Company”).

RECITALS:

A.        The Company intends to hold a special meeting of its stockholders (“Meeting”) to consider and act upon, among other things, a proposal to adopt and approve the Agreement and Plan of Reorganization, dated as of December 19, 2018, as amended (the “Merger Agreement”), by and among the Company, Black Ridge Merger Sub Corp., Allied Esports Media, Inc. (f/k/a Allied Esports Entertainment, Inc.), Noble Link Global Limited, Ourgame International Holdings Ltd. and Primo Vital Ltd.

B.       The Purchaser is willing to purchase shares of common stock (the “Public Shares”) of the Company sold in the Company’s initial public offering (“IPO”), based on the terms and conditions contained in this Agreement.

NOW THEREFORE IT IS AGREED:

1.        Purchase of Shares. The Purchaser hereby agrees, subject to the terms and conditions contained herein, that it will use commercially reasonable efforts to purchase at least $5 million of Public Shares in the open market or in privately negotiated transactions commencing two business days after the filing of the Signing Form 8-K (defined below) and ending on the close of business on August 9, 2019. The Purchaser shall not be required to pay an amount in excess of the per share amount held in the Company’s trust account (currently approximately $10.30 per share) before deduction of any commission or other sales charges incurred in connection with the purchase of such shares for the Public Shares (the “Maximum Price”). To the extent, at any time prior to the time that Purchaser has purchased all Purchased Shares required by it to be purchased by it pursuant to this Section 1, the per share amount of funds held in the Company’s trust account is not $10.30, the Company shall provide prompt notice to the Purchaser of the new per share amount held in the Company’s trust account. Purchaser agrees that it will not seek conversion at the Meeting of any of the shares purchased hereunder. However, in the event the Mergers (as defined in the Merger Agreement) do not close on or before August 9, 2019, the Company will dissolve and liquidate and any shares purchased by Purchaser shall be redeemed for cash upon such liquidation with such cash being delivered to an account designated by the Purchaser. If Purchaser is unable to purchase the full $5 million of Public Shares at a price per share equal or less than the Maximum Price for any reason, the Company shall sell to Purchaser at the Closing (defined below) a number of newly issued shares of common stock of the Company (“New Shares”), valued at the Maximum Price, equal to the difference between $5 million and the aggregate purchase price of the Public Shares purchased hereunder by Purchaser (before deduction of any commission or other sales charges incurred in connection with such purchase). The purchase price for the New Shares shall be delivered by the Purchaser on or before the Closing to an account designated by the Company. Promptly after the Closing, certificates representing such New Shares shall be issued by the Company’s transfer agent to Purchaser. All shares purchased hereunder pursuant to this Section 1, whether Public Shares or New Shares, shall hereafter be referred to as the “Purchased Shares.” If the Closing does not occur on or before August 9, 2019, any purchase price delivered by the Purchaser to an account of the Company shall be promptly returned to the Purchaser.

2.        Share Issuance/Transfer. Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), the Company will issue to the Purchaser one and one-half (1.5) additional share of common stock, par value $0.0001 per share (“Common Stock”), of the Company for every ten (10) Purchased Shares that are purchased by the Purchaser. The Company will cause its transfer agent to issue the shares of Common Stock to Purchaser as promptly as possible. Additionally, Black Ridge Oil & Gas, Inc. shall transfer to Purchaser 200,000 shares of Common Stock of the Company. The shares of Common Stock issued and transferred to the Purchaser pursuant to this Section 2 shall hereafter be referred to as the “Additional Securities.” Notwithstanding any provision in this Agreement to the contrary, the Company’s obligation to issue and transfer the Additional Securities to the Purchaser shall be conditioned on the purchase by Purchaser of all Purchased Shares required to be purchased by it pursuant to Section 1.

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3.        Registration Rights. The Company agrees to file a registration statement covering the resale by the Purchaser of the New Shares, if any, and Additional Securities as promptly as practicable following the Closing and use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible. The Company agrees to keep such registration statement effective until all New Shares, if any and Additional Securities have been sold pursuant to such registration statement or may be sold freely by the Purchaser under Rule 144 (“Rule 144”) under the Securities Act (as defined below) without any limitation on the manner of sale or amount of securities that may be sold. The costs and expenses of such registration statement (including Securities and Exchange Commission filing fees but excluding any commissions or other sales charges) shall be borne by the Company. Upon the registration statement becoming declared effective by the SEC, (i) the Company will promptly notify the Purchaser of the effectiveness of the registration statements, and (ii) if after the date the registration statement is declared effective, the Purchaser seeks to sell the New Shares and/or Additional Securities, the Company shall take all actions reasonably necessary to allow, and shall use reasonable best efforts to ensure that the Company’s transfer agent and counsel facilitate, the sale or transfer of the securities pursuant to the registration statement.

The Company shall:

(a)       advise the Purchaser within one (1) Business Day:

(1)       when the registration statement or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(2)       of any request by the SEC for amendments or supplements to the registration statement or the prospectus included therein or for additional information with respect thereto;

(3)       of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for such purpose;

(4)       of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)       if it learns that any statement included in the registration statement or related prospectus is misleading or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Purchaser of such events, provide the Purchaser with any material, nonpublic information regarding the Company;

(b)       use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement as soon as reasonably practicable;

(c)       upon the occurrence of any event contemplated above, the Company shall use its best efforts to as soon as reasonably practicable prepare a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)       use its reasonable best efforts to take all other steps necessary to effect the registration and sale of the securities contemplated hereby (including any registration or qualification required by any state securities laws, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject).

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The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Purchaser (to the extent a seller under any Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Purchaser, each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Securities Exchange Act of 1934, as amended, the “Securities Exchange Act”)) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus included in any registration statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under Section 3, except to the extent, but only to the extent, that such untrue statements, untrue statements, omissions or omissions are based upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by Section 3 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the securities contemplated hereby by the Purchaser.

(e)       any registration statement filed pursuant to this Agreement shall, to the extent permitted by the Securities Act and the rules and regulations promulgated therein be on or converted to a Form S-3 registration statement and register the securities registered thereby for resale pursuant to Rule 415 under the Securities Act.

4.       Representations of Purchaser. Purchaser hereby represents and warrants to the Company that:

(a)       Purchaser, in making the decision to purchase the Purchased Shares and receive the Additional Securities, has not relied upon any oral or written representations or assurances from the Company or any of its officers, directors, partners or employees or any other representatives or agents, other than those contained in Section 5 below.

(b)       This Agreement has been validly authorized, executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Purchaser is a party which would prevent the Purchaser from performing its obligations hereunder (ii) any law, statute, rule or regulation to which the Purchaser is subject or (iii) the Purchaser’s Certificate of Incorporation or bylaws.

(c)       Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(d)       Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Purchaser’s own legal counsel and investment and tax advisors.

(e)       Purchaser has reviewed the documents of the Company (“Company Filings”), filed as of the date hereof with the Securities and Exchange Commission (“SEC”), including the proxy statement relating to the Meeting, and Purchaser understands the content of the Company Filings and the risks described about an investment in the Company.

(f)       Purchaser has been advised that the New Shares, if any, and the Additional Securities have not been registered under the Securities Act of 1933, as amended.

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5.        Company Representations. The Company hereby represents and warrants to the Purchaser that:

(a)       The Company is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.

(b)       This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder (ii) any law, statute, rule or regulation to which the Company is subject or (iii) the Company’s certificate of incorporation or bylaws.

(c)       The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company.

(d)       None of the Company Filings, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Filings and the Signing Form 8-K (as defined below) constitute all filings required to be filed by the Company with the SEC as of the date hereof. At the time of the purchase by the Purchaser of the Public Shares all information relating to a purchase or sale of Public Shares that a reasonable investor would deem material to its investment decision with respect to the Public Shares will be contained in the Company Filings, Signing Form 8-K and Future Filings (as defined below), if any, filed with the SEC. None of the Future Filings, as of their respective dates, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)       The Public Shares have been duly authorized for issuance and are validly issued fully paid and non-assessable and have not been issued in violation of any preemptive rights or others rights to subscribe for or purchase securities. The New Shares, if any, and Additional Securities have been duly authorized for issuance and the New Shares, if any, and the Common Stock issued and/or sold to Purchaser pursuant to Section 2 will be validly issued and fully paid and non-assessable and will not have been issued in violation of any preemptive rights or others rights to subscribe for or purchase securities.

6.       Disclosure; Exchange Act Filings. Promptly after execution of this Agreement, the Company will file a Current Report on Form 8-K (“Signing Form 8-K”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting it. The parties to this Agreement shall cooperate with one another to assure that all such disclosures are accurate and consistent. The Company agrees to timely file with the SEC any documents or reports required to be filed by it under the Exchange Act and the rules and regulations promulgated thereunder until the Closing (the “Future Filings”).

7.        Purchased Shares. Purchaser agrees not to sell or transfer the Purchased Shares for twenty-four (24) months from the closing of the Mergers and shall give the Company 15 calendar days’ written notice prior to any sale or transfer of the Purchased Shares (the “Sale Notice”). The Company shall have the right to repurchase all, but not some of the Purchased Shares at a price per share equal to the average closing sale price of Company common stock on NASDAQ in the 30 trading days prior to the date of the Sale Notice (the “Repurchase Right”). In order to exercise the Repurchase Right, the Company must deliver written notice of such acceptance (“the Purchase Notice”) to the Purchaser no later than 15 calendar days after receipt by the Company of the Sale Notice and purchase all such Purchased Shares at the price set forth in the Sale Notice not later than twenty-five calendar days after the receipt by the Company of the Sale Notice. To the extent the Company fails to deliver the Purchase Notice within the immediately preceding 15-calendar day period, rejects the Repurchase Right or exercises the Repurchase Right but fails to purchase all Purchased Shares within such twenty-five-calendar day period, the Purchaser shall thereafter be free to sell or otherwise transfer the Purchased Shares.

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8.       Notices. All notices to a party pursuant to this Agreement shall be in writing by personal delivery, overnight courier, facsimile or email to the address set forth next to such party’s name on the signature pages hereto or such other address notified by such party to the other party hereto in accordance with this Section 8. Notice given by personal delivery or overnight courier shall be effective upon physical delivery and notice by facsimile or email shall be effective as of the date confirmed if delivered before 5:00 p.m. Eastern Time on any Business Day or the next succeeding Business Day if delivered on or after 5:00 p.m. Eastern Time on any Business Day or during any non-Business Day. For purposes of this Agreement, Business Day means any day other than, Saturday, Sunday or a day on which banks are required or authorized by law to be closed in the City of New York or Mexico City.

9.        Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and this Agreement may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

10.        Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, including the conflicts of law provisions and interpretations thereof.

11.        Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

12.        Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void and of no further force (i) upon the termination of the Merger Agreement or(ii) if the Purchaser fails to purchase the $5 million of Purchased Shares by the Closing. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligation to issue the Additional Securities to the Purchaser shall be conditioned on the Closing occurring and the Purchaser purchasing the $5 million of Purchased Shares.

13.       Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

13.        Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto provided that Purchaser may assign this Agreement to an Affiliate (as defined under Rule 144) without such written consent.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER:
TV AZTECA, S.A.B. DE C.V.

By:
Name:
Title:

Address:
Email:
Facsimile:

COMPANY:
BLACK RIDGE ACQUISITION CORP.

By:
Name:
Title:

Address:
Email:
Facsimile:

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